Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 68748.3

November 14, 2013

FBR & Co.

1001 Nineteenth Street North

Arlington, VA 22209

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to FBR & Co., a Virginia corporation (the “Company”), in connection with the registration of (A) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), depositary shares (the “Depositary Shares”), debt securities (the “Debt Securities”), warrants (the “Warrants”), units (the “Units”) and purchase contracts (the Purchase Contracts” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Units, the “Primary Securities”) and (B) 1,597,042 shares of Common Stock that may be sold from time to time by certain selling stockholders (the “Secondary Securities” and, together with the Primary Securities, the “Registered Securities”) as described under the section heading “Selling Stockholders,” in the Registration Statement (together with the exhibits thereto, as amended through the effective date thereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Secondary Securities include 119,764 shares of Common Stock issuable upon the exercise of stock options held by certain of the Selling Stockholders (the “Option Shares”). The Registered Securities will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

The Depositary Shares may be issued under a deposit agreement (each, a “Deposit Agreement”) between the Company and a depositary to be appointed by the Company and will be evidenced by depositary receipts (the “Receipts”).

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

www.hunton.com

FBR & Co.

November 14, 2013

The Debt Securities may be issued under an indenture (each, an “Indenture”) between the Company and a trustee to be appointed by the Company, a form of which has been filed as Exhibit 4 to the Registration Statement.

The Units may be issued pursuant to a unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and the purchase contract agent to be named therein.

The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”), to be entered into by the Company and one or more institutions, as warrant agents, each as identified in the applicable Warrant Agreement.

The Purchase Contracts may be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and the purchase contract agent to be named therein.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary for the purposes of rendering this opinion letter, including, among other things:

(i) resolutions of the Board of Directors of the Company effective as of November 13, 2013, as certified by the Corporate Secretary of the Company on the date hereof, relating to, among other things, the preparation and filing of the Registration Statement and the due authorization of the Primary Securities;

(ii) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, each as amended through the date hereof, as certified by the Corporate Secretary of the Company on the date hereof;

(iii) the Registration Statement;

FBR & Co.

November 14, 2013

(iv) executed copies of the Stock Option Agreements, each dated June 5, 2013, by and between the Company and certain of the Selling Stockholders (the “Stock Option Agreements”); and

(v) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on November 14, 2013, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures and (v) the due authorization, execution and delivery of all documents by all parties (other than the authorization, execution and delivery of certain documents by the Company as to which we express our opinion below).

As to factual matters, we have relied upon and assumed the accuracy of representations included in the documents submitted to us, upon certificates of officers of the Company, and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. With respect to the shares of Common Stock that are being registered under the Registration Statement for issuance by the Company in the future (other than the Option Shares), such Common Stock has been duly authorized and, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of the Common Stock from

FBR & Co.

November 14, 2013

the then authorized number of shares of Common Stock available and (b) the Common Stock has been offered and sold by the Company in accordance with the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Secondary Securities that are being registered for resale by the Selling Stockholders under the Registration Statement (other than the Option Shares), such shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

4. With respect to the Option Shares that are being registered for resale by certain of the Selling Stockholders under the Registration Statement, such Option Shares have been duly authorized and, upon (a) the valid exercise of the stock options to which such Option Shares relate and the payment of the exercise price therefor by the holders thereof in accordance with the terms of the Stock Option Agreements, and (b) the issuance by the Company of the Option Shares to the holders of such stock options upon such valid exercise and payment, such Option Shares will be validly issued, fully paid and non-assessable.

5. With respect to any Preferred Stock, such Preferred Stock has been duly authorized and, when (a) the Board has taken all necessary corporate action to approve the issuance of such series of Preferred Stock from the then authorized number of shares of Preferred Stock available and the terms thereof, (b) articles of amendment for such series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (c) such series of Preferred Stock has been offered and sold by the Company in accordance with the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Preferred Stock will be validly issued, fully paid and non-assessable.

6. With respect to any Depositary Shares, Debt Securities, Warrants, Units or Purchase Contracts, such securities have been duly authorized for issuance, subject to further approval of the terms of any class or series of such securities by appropriate

FBR & Co.

November 14, 2013

corporate action of the Company and subject to such third party or regulatory agreements, authorizations, consents, notices or filings, as the case may be, that may be required with respect to the issuance and sale of any such class or series of such securities.

7. With respect to any Depositary Shares, Debt Securities, Warrants, Units or Purchase Contracts, the Company has the corporate power and authority to issue and sell such securities, subject to further approval of the terms of any class or series of such securities by appropriate corporate action of the Company and subject to such third party or regulatory agreements, authorizations, consents, notices or filings, as the case may be, that may be required with respect to the issuance and sale of any such class or series of such securities.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

/s/ Hunton & Williams LLP